FORM OF SUBSCRIPTION LETTER

                               ______________,1999

Board of Directors of
   Invest Management Co., Inc.
551 Fifth Avenue
New York City, New York 10176

Gentlemen:

         Investa, Inc. ("Investa") hereby subscribes for five thousand (5,000) shares of common stock of each of the Super Index Fund and the InvestmentWizard Fund (each a "Fund" and collectively the "Funds"), each Fund being a series of Investa Management Co., Inc., a Maryland corporation, at $10.00 per share, for an aggregate purchase price of $100,000.00. Investa's payment in full is confirmed.

         Investa hereby represents and agrees that Investa is purchasing these shares of common stock for investment purposes, for its own account and risk and not with a view to any sale, division or other distribution thereof within the meaning of the Securities Act of 1933 as amended, nor with any present intention of distributing or selling such shares.

                                     Very truly yours,

                                     INVESTA, INC.


                                     By:  /s/ SCOTT B.  STOKES
                                          --------------------
                                           Scott B. Stokes
                                           Vice President

CONFIRMED AND ACCEPTED:

INVESTA MANAGEMENT CO., INC.
On behalf of each of its series:
Super Index Fund, and
InvestmentWizard Fund


By:       /S/  DEREK J. HOGGETT
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Name:          DEREK J. HOGGETT
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Title:         TREASURER
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